PURCHASE AND SALE AGREEMENT



                                     BETWEEN


                         SMP REAL ESTATE LLC, AS SELLER

                                       AND


             EX II NORTHERN BOULEVARD ACQUISITION LLC, AS PURCHASER

                             AS OF DECEMBER 21, 2007



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                                                      TABLE OF CONTENTS

                                                                                                                PAGE


ARTICLE 1             DEFINITIONS................................................................................1

ARTICLE 2             PURCHASE AND SALE..........................................................................6

         2.1      Agreement to Sell and Purchase the Property....................................................6

         2.2      Permitted Exceptions...........................................................................7

         2.3      Earnest Money..................................................................................7

         2.4      Purchase Price.................................................................................7

         2.5      Closing........................................................................................7

ARTICLE 3             PURCHASER'S INSPECTION AND REVIEW RIGHTS...................................................8

         3.1      Due Diligence Inspections......................................................................8

         3.2      Condition of the Property......................................................................9

         3.3      Title and Survey..............................................................................14

         3.4      Service Contracts.............................................................................15

         3.5      Confidentiality...............................................................................15

ARTICLE 4             REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS..........................................16

         4.1      Representations and Warranties of Seller......................................................16

         4.2      Knowledge Defined.............................................................................20

         4.3      Covenants and Agreements of Seller............................................................20

         4.4      Tenant Estoppel Certificate...................................................................22

         4.5      Representations and Warranties of Purchaser...................................................23

         4.6      Covenant of Purchaser to Comply with Environmental Remediation Easement.......................24

ARTICLE 5             CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS..........................................24

         5.1      Seller's Closing Deliveries...................................................................24

         5.2      Purchaser's Closing Deliveries................................................................26

         5.3      Closing Costs.................................................................................27

         5.4      Prorations and Credits........................................................................27

ARTICLE 6             CONDITIONS TO CLOSING.....................................................................29

         6.1      Conditions Precedent to Purchaser's Obligations...............................................29

         6.2      Conditions Precedent to Seller's Obligations..................................................30

ARTICLE 7             CASUALTY AND CONDEMNATION.................................................................30

         7.1      Casualty......................................................................................30

         7.2      Condemnation..................................................................................31

         7.3      Survival......................................................................................32


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                                                      TABLE OF CONTENTS
                                                         (continued)
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ARTICLE 8             DEFAULT AND REMEDIES......................................................................32

         8.1      Purchaser's Default...........................................................................32

         8.2      Seller's Default..............................................................................32

         8.3      Survival......................................................................................33

ARTICLE 9             ASSIGNMENT................................................................................33

         9.1      Assignment....................................................................................33

ARTICLE 10            BROKERAGE COMMISSIONS.....................................................................33

         10.1     Broker........................................................................................33

ARTICLE 11            MISCELLANEOUS.............................................................................34

         11.1     Notices.......................................................................................34

         11.2     Possession....................................................................................35

         11.3     Time Periods..................................................................................35

         11.4     Publicity.....................................................................................35

         11.5     Discharge of Obligations......................................................................36

         11.6     Severability..................................................................................36

         11.7     Construction..................................................................................36

         11.8     Sale Notification Letters.....................................................................36

         11.9     General Provisions............................................................................36

         11.10    Attorney's Fees...............................................................................37

         11.11    Counterparts..................................................................................37

         11.12    Effective Agreement...........................................................................37

         11.13    Certiorari....................................................................................37

         11.14    Defeasance....................................................................................37



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                              SCHEDULE OF EXHIBITS


Exhibit "A"             Description of Land
Exhibit "B"             List of Personal Property
Exhibit "C"             List of Existing Commission Agreements
Exhibit "D"             Form of Escrow Agreement
Exhibit "E"             List of Existing Environmental Reports
Exhibit "F"             Description of Existing Survey
Exhibit "G"             List of Lease Documents
Exhibit "H"             Municipal Searches
Exhibit "I"             Litigation Schedule
Exhibit "J"             List of Service Contracts
Exhibit "K"             Form of Tenant/Seller Estoppel Certificate
Exhibit "K-1"           Environmental Remediation Easement
Exhibit "K-2"           Environmental Insurance Policies
Exhibit "L"             List of Property Tax Appeals

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                          SCHEDULE OF CLOSING DOCUMENTS


Schedule 1              Form of Assignment and Assumption of Leases
Schedule 2              Form of Assignment and Assumption of Service Contracts
Schedule 3              Form of Bill of Sale to Personal and Intangible Property
Schedule 4              Form of Seller's FIRPTA Affidavit
Schedule 5              Form of Lease










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                           PURCHASE AND SALE AGREEMENT

                            37-18 NORTHERN BOULEVARD

                           LONG ISLAND CITY, NEW YORK

                  THIS PURCHASE AND SALE AGREEMENT (the "Agreement"), made and entered into as of the 21st day of December, 2007, by and between SMP Real Estate LLC, a Delaware limited liability company ("Seller"), and Ex II Northern Boulevard Acquisition LLC, a Delaware limited liability company ("Purchaser").

                              W I T N E S S E T H:
                               -------------------

                  WHEREAS, Seller desires to sell that certain improved real property located at street address 37-18 Northern Boulevard, Long Island City, New York, together with certain related personal and intangible property of Seller, and Purchaser desires to purchase such real, personal and intangible property; and

                  WHEREAS, the parties hereto desire to provide for said sale and purchase on the terms and conditions set forth in this Agreement;

                  NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

                              ARTICLE 1 DEFINITIONS

                  For purposes of this Agreement, each of the following capitalized terms shall have the meaning ascribed to such terms as set forth below:

                  "ACO" shall have the meaning ascribed thereto in Section 4.3(e) hereof.

                  "ACO Environmental Work" shall have the meaning ascribed thereto in Section 4.3(e) hereof.

                  "Arbitrator" shall have the meaning ascribed thereto in
Section 3.2(f) hereof.

                  "Assignment and Assumption of Leases" shall mean the form of assignment and assumption of Leases to be executed and delivered by Purchaser and Seller, at the Closing in the form attached hereto as SCHEDULE 1.

                  "Assignment and Assumption of Service Contracts" shall mean the form of assignment and assumption of the Service Contracts to be executed and delivered by Purchaser and Seller, at the Closing in the form attached hereto as SCHEDULE 2.
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                  "Bill of Sale" shall mean the form of bill of sale to the
Personal Property to be executed and delivered to Purchaser by Seller as to the Personal Property, at the Closing in the form attached hereto as SCHEDULE 3.

                  "Broker" shall have the meaning ascribed thereto in SECTION
10.1 hereof.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized by law or executive action to close.

                  "Closing" shall mean the consummation of the purchase and sale of the Property pursuant to the terms of this Agreement.

                  "Closing Date" shall have the meaning ascribed thereto in
SECTION 2.5 hereof.

                  "Closing Documents" shall mean any certificate, instrument or other document delivered pursuant to this Agreement.

                  "Commission Agreement" shall have the meaning ascribed thereto in SECTION 4.1(F) hereof, and such agreement is more particularly described on EXHIBIT "C" attached hereto and made a part hereof.

                  "Deed" shall have the meaning ascribed thereto in SECTION 5.1(A).

                  "Deliverables" shall have the meaning ascribed thereto in
Section 4.3(e) hereof.

                  "Due Diligence Material" shall have the meaning ascribed thereto in SECTION 3.5 hereof.

                  "Earnest Money" shall mean the sum of FOUR MILLION SIXTY THOUSAND DOLLARS ($4,060,000.00) to be paid by Purchaser to Escrow Agent hereunder as provided in SECTION 2.3 hereof and in the Escrow Agreement, plus any interest earned thereon.

                  "Effective Date" shall mean the date upon which Seller and Purchaser shall have delivered a fully executed counterpart of this Agreement to the other, which date shall be inserted in the space provided on page 1 hereof. For the purposes of determining the Effective Date, a facsimile signature shall be deemed an original signature.

                  "Environmental Insurance" shall have the meaning ascribed thereto in SECTION 3.2(C) hereof.

                  "Environmental Law" shall mean any law, ordinance, rule, regulation, order, judgment, injunction or decree now or hereafter relating to pollution or substances or materials which are considered to be hazardous or toxic, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (codified in various sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Clean Water Act (33 U.S.C.


                                      -2-
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ss. 1251 et seq.), the Safe Drinking Water Act (21 U.S.C. ss. 349, 42 U.S.C. ss.
201 et seq. and ss. 300 et seq.), the Toxic Substances Control Act (15 U.S.C.
ss. 2061 et seq.), the Emergency Planning and Community Right to Know Act (42 U.S.C. ss. 1100 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), and any state and local environmental laws, all amendments and supplements to any of the foregoing and all regulations and publications promulgated or issued pursuant thereto.

                  "Environmental Liabilities" shall have the meaning ascribed thereto in SECTION 3.2(B) hereof.

                  "Environmental Work" shall have the meaning ascribed thereto in SECTION 4.3(E) hereof.

                  "Escrow Agent" shall mean Kelley Drye & Warren LLP, with an address at 101 Park Avenue, New York, New York 10178.

                  "Escrow Agreement" shall mean that certain Escrow Agreement in the form attached hereto as EXHIBIT "D" entered into among Seller, Purchaser and Escrow Agent with respect to the Earnest Money.

                  "Existing Environmental Reports" shall mean those certain reports, correspondence and related materials, if any, more particularly described on EXHIBIT "E" attached hereto and made a part hereof.

                  "Existing Survey" shall mean that certain survey with respect to the Land, as more particularly described on EXHIBIT "F" attached hereto and made a part hereof.

                  "FIRPTA Affidavit" shall mean the form of FIRPTA Affidavit to be executed and delivered to Purchaser at Closing by Seller in the form attached hereto as SCHEDULE 4.

                  "Governmental Authority" shall have the meaning ascribed thereto in SECTION 3.2(B) hereof.

                  "Hazardous Materials" shall mean any and all substances, mold or organism which is toxic, explosive corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or any other substances that might pose a hazard to health or safety, the removal of which is required under any Environmental Law or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is regulated, restricted, prohibited or penalized under any Environmental Law (including, without limitation, lead paint, asbestos, urea formaldehyde foam insulation, petroleum and polychlorinated biphenyls).

                  "Improvements" shall mean all buildings, structures and improvements now or on the Closing Date situated on the Land, including without limitation, all parking areas and facilities, improvements and fixtures located on the Land.

                  "Indemnitees" shall have the meaning ascribed thereto in
SECTION 3.2(B) hereof.

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                  "Intangible Property" shall mean all intangible property, if any, owned by Seller and related to the Land, the Improvements and the Personal Property, including without limitation, the rights and interests, if any, of Seller in and to the following (to the extent assignable): (i) all assignable plans and specifications and other architectural and engineering drawings for the Land and Improvements; (ii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property; (iii) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements; and (iv) all of the right, title and interest of Seller in and to all Service Contracts that Purchaser agrees to assume (or is deemed to have agreed to assume).

                  "Land" shall mean that certain tract or parcel of real property located in Long Island City, New York, which is more particularly described on EXHIBIT "A" attached hereto, together with all rights, privileges and easements appurtenant to said real property, and all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Land.

                  "Leases" shall mean the leases identified on EXHIBIT "G" attached hereto.

                  "Monetary Objection" or "Monetary Objections" shall mean (a) any mortgage, deed to secure debt, deed of trust or similar security instrument encumbering all or any part of the Property, (b) any mechanic's, materialman's or similar lien (unless resulting from any act or omission of Purchaser or any of its agents, contractors, representatives or employees or any tenant of the Property), (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Property which are due and payable, and (d) any judgment of record against Seller in the county or other applicable jurisdiction in which the Property is located.

                  "Mortgage" shall have the meaning ascribed thereto in Section
11.15 hereof.

                  "Non-ACO Environmental Work" shall have the meaning ascribed thereto in SECTION 4.3(E) hereof.

                  "Other Notices of Sale" shall have the meaning ascribed thereto in SECTION 5.1(Q) hereof.

                  "Permitted Exceptions" shall mean, collectively, (a) liens for taxes, assessments and governmental charges not yet due and payable with respect to the Land and Improvements, (b) the Leases affecting the Land and Improvements, (c) such state of facts set forth on the Existing Survey, (d) such state of facts, if any, in addition to the state of facts set forth on the Existing Survey, as would be disclosed by a current survey of the Land, provided such additional state of facts, if any, would not render title to the Property unmarketable, (e) Reservation of Easement set forth in deed dated May 11, 1911, recorded May 31, 1911 in Liber 1751 Cp. 354, (f) Sidewalk Violation No. 2447/92 filed June 8, 1992, and (g) such other easements, restrictions and encumbrances with respect to the Land and Improvements that do not constitute Monetary Objections, and that are approved (or are deemed approved) by Purchaser in accordance with the provisions of SECTION 3.3 hereof.

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                  "Personal Property" shall mean all carpeting, draperies,
appliances, personal property (excluding any computer software which is either licensed to Seller or which Seller deems proprietary), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated thereon, including, without limitation, as generally described on EXHIBIT "B" attached hereto and made a part hereof. The Personal Property does not include any property owned by tenants, contractors or licensees, and shall be conveyed by Seller to Purchaser subject to depletions, replacements and additions in the ordinary course of Seller's business.

                  "Property" shall have the meaning ascribed thereto in SECTION
2.1 hereof.

                  "Purchase Price" shall be the amount specified in SECTION 2.4 hereof.

                  "Purchaser Waived Breach" shall have the meaning ascribed thereto in SECTION 4.1 hereof.

                  "Purchaser Consultation Matters" shall have the meaning ascribed thereto in SECTION 3.2(E) hereof.

                  "Purchaser's Counsel" shall mean Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York, Attention: Brian Diamond, Esq.

                  "Purchaser's Environmental Insurance" shall have the meaning ascribed thereto in SECTION 3.2(B) hereof.

                  "Purchaser's Investigation" shall have the meaning ascribed thereto in SECTION 3.2(C) hereof.

                  "Purchaser's Investigation Workplan" shall have the meaning ascribed thereto in SECTION 3.2(C) hereof.

                  "Release" shall mean any discharge, disposal, leaching, emission, or spill of Hazardous Materials in violation of Environmental Law or in such manner that would be reasonably likely to result in liability or an obligation under Environmental Law to investigate and/or remediate such Hazardous Material.

                  "ROD" shall have the meaning ascribed thereto in Section 3.2(e) hereof.

                  "Seller Estoppel Certificate" shall mean the certificate to be provided by Seller in substantially the form attached hereto as EXHIBIT "K" if and to the extent Seller fails to provide a Tenant Estoppel Certificate for each subject tenant under a Lease.

                  "Seller Lease" shall mean the form of lease covering a portion of the Property to be executed and delivered by Purchaser, as landlord, and Standard Motor Products, Inc., as tenant, at the Closing in the form attached hereto as Schedule 5.

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                  "Seller's Affidavit" shall mean the form of owner's affidavit to be given by Seller at Closing to the Title Company in a form reasonably acceptable to Seller and the Title Company.

                  "Seller's Counsel" shall mean Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178, Attention: Bud Holman, Esq.

                  "Service Contracts" shall mean all those certain contracts and agreements more particularly described as Service Contracts on EXHIBIT "J" attached hereto and made a part hereof relating to the repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the Closing Date, including, without limitation, all equipment leases.

                  "Survey" shall have the meaning ascribed thereto in SECTION
3.3 hereof.

                  "Taxes" shall have the meaning ascribed thereto in SECTION 5.4(A) hereof.

                  "Tenant Estoppel Certificate" shall mean the certificate to be sought from the tenants under the Leases in substantially the form attached hereto as EXHIBIT "K"; PROVIDED, HOWEVER, that in no event shall Seller be obligated to deliver to Purchaser a Tenant Estoppel Certificate containing any terms or items that are not expressly the obligation of tenant to certify pursuant to the terms of its Lease.

                  "Tenant Inducement Costs" shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, but without limitation, tenant improvement costs, lease buyout payments, and moving, design, refurbishment and costs.

                  "Tenant Notice of Sale" shall have the meaning ascribed thereto in SECTION 5.1(P) hereof.

                  "Title Company" shall mean Fidelity National Title Insurance Company; provided, however, that Purchaser may obtain co-insurance (pursuant to a "me-too" endorsement), as to not more than twenty-five percent (25%) of the owner's policy, from Regal Title Agency.

                  "Title Commitment" shall have the meaning ascribed thereto in
SECTION 3.3 hereof.

                  "Title Notice" shall have the meaning ascribed thereto in
SECTION 3.3 hereof.

                          ARTICLE 2 PURCHASE AND SALE

         2.1 AGREEMENT TO SELL AND PURCHASE THE PROPERTY. Subject to and in accordance with the terms and provisions of this Agreement, Seller agrees to sell and Purchaser agrees to purchase, the following property (collectively, the "Property"):

         (a) the Land;

         (b) the Improvements;

         (c) all right, title and interest of Seller as "landlord" or "lessor" in and to the Leases;

         (d) the Personal Property; and

         (e) the Intangible Property.

         2.2 PERMITTED EXCEPTIONS. The Property shall be conveyed subject to the matters which are, or are deemed pursuant to the terms of this Agreement to be, Permitted Exceptions.

         2.3 EARNEST MONEY.

            (a) On December 24, 2007, Purchaser shall deliver the Earnest Money to Escrow Agent by federal wire transfer, which Earnest Money shall be held and released by Escrow Agent in accordance with the terms of the Escrow Agreement.

            (b) The Earnest Money shall be applied to the Purchase Price at the Closing and shall otherwise be held, refunded, or disbursed in accordance with the terms of the Escrow Agreement and this Agreement. Interest and other income from time to time earned on the Earnest Money shall be earned for the account of the party to which the Earnest money is refunded or disbursed, as applicable, by Escrow Agent.

2.4 PURCHASE PRICE. Subject to adjustment and credits as otherwise specified in this Section 2.4 and elsewhere in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be the sum of FORTY MILLION SIXTY HUNDRED THOUSAND DOLLARS ($40,600,000.00).

                  The Purchase Price shall be paid by Purchaser to Seller at the Closing as follows:

            (a) The Earnest Money shall be paid by Escrow Agent to Seller at Closing; and

            (b) At Closing, the balance of the Purchase Price, after applying, as partial payment of the Purchase Price, the Earnest Money, and subject to prorations and other adjustments specified in this Agreement, shall be paid by Purchaser in immediately available funds to an account or accounts designated by Seller.

         2.5 CLOSING. The consummation of the sale by Seller and purchase by Purchaser of the Property (the "Closing") shall be held on or about sixty (60) days subsequent to the date of this Agreement. The date of the Closing is sometimes referred to as the "Closing Date". The transaction shall be closed with the concurrent delivery of the documents of title and the payment of the Purchase Price.

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               ARTICLE 3 PURCHASER'S INSPECTION AND REVIEW RIGHTS

         3.1 DUE DILIGENCE INSPECTIONS.

            (a) From and after the Effective Date until the Closing Date, Seller shall permit Purchaser and its authorized representatives to inspect the Property, to perform due diligence and environmental investigations, at such times during normal business hours as Seller shall reasonably designate. All such inspections shall be nondestructive in nature, and specifically shall not include any physically intrusive testing, PROVIDED, HOWEVER, that Purchaser shall be entitled to obtain groundwater samples from any existing groundwater monitoring wells at the Property. All such inspections shall be performed in such a manner to minimize any interference with the business of the tenants under the Leases, and, in each case, in compliance with the rights and obligations of Seller as landlord under the Leases. Purchaser agrees that Purchaser shall make no contact with and shall not interview the tenants without at least two (2) Business Days' advance written notice to Seller. All inspection fees, appraisal fees, engineering fees and all other costs and expenses of any kind incurred by Purchaser relating to the inspection of the Property shall be solely Purchaser's expense. Seller reserves the right to have a representative present at the time of making any such inspection and at the time of any such interview with the tenant. Purchaser shall notify Seller not less than two (2) Business Days in advance of making any such inspection.

            (b) If the Closing is not consummated hereunder for any reason other than Seller's default, Purchaser shall promptly deliver to Seller (if contractually permitted to do so) copies of all reports, surveys and other information furnished to Purchaser by third parties in connection with such inspections. This Section 3.1(b) shall survive the termination of this Agreement.

            (c) To the extent that Purchaser or any of its representatives, agents or contractors damages or disturbs the Property or any portion thereof, Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. Purchaser hereby agrees to and shall indemnify, defend and hold harmless Seller from and against any and all expense, loss or damage which Seller may incur (including, without limitation, reasonable attorney's fees actually incurred) as a result of any act or omission of Purchaser or its representatives, agents or contractors (collectively, "Purchaser's representatives") in connection with inspections of the Property. Except for Purchaser's negligence, the foregoing indemnity shall not include (x) any claims, demands, causes of action, losses, damages, liabilities, costs or expenses (including without limitation attorneys' fees and disbursements) that result from the discovery by Purchaser or Purchaser's representatives of existing conditions on the Property, or (y) consequential, indirect or special damages. Said indemnification agreement shall survive the Closing, or earlier termination of this Agreement. Purchaser shall maintain and shall ensure that Purchaser's consultants and contractors maintain commercial general liability insurance in an amount not less than $2,000,000, combined single limit, and in form and substance adequate to insure against all liability of Purchaser and its consultants and contractors, respectively, and each of their respective agents, employees and contractors, arising out of inspections and testing of the Property or any part thereof made on Purchaser's behalf. Purchaser agrees to provide to Seller a certificate of insurance with regard to each applicable liability insurance policy prior to any entry upon the Property by Purchaser or its consultants or contractors, as the case may be, pursuant to this SECTION 3.1.

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         3.2 CONDITION OF THE PROPERTY.

            (a) Purchaser and Seller mutually acknowledge and agree that the Property is being sold in an "AS IS, WHERE IS" condition and "WITH ALL FAULTS," known or unknown, contingent or existing, except as set forth in the representations and warranties provided in this Agreement and the documents executed and delivered in connection with the Closing (collectively, the "Closing Documents"). Subject to the foregoing sentence, Purchaser has the sole responsibility to fully inspect the Property, to investigate all matters relevant thereto, including, without limitation, the condition of the Property, and to reach its own, independent evaluation of any risks (environmental or otherwise) or rewards associated with the ownership, leasing, management and operation of the Property. Effective as of the Closing and except as expressly set forth in this Agreement and/or the Closing Documents, Purchaser hereby waives and releases Seller and its officers, directors, shareholders, partners, agents, affiliates, employees and successors and assigns from and against any and all claims, obligations and liabilities which Purchaser may have arising out of or in connection with the Property. The foregoing release shall not be applicable to Purchaser's right to implead or otherwise seek joinder of Seller solely with respect to any claims brought against Purchaser by a third party unaffiliated with Purchaser relating to personal injury or death that occurred solely during Seller's period of ownership of the Property. Furthermore, this release shall not applicable to any claims arising out of the express covenants, representations, or warranties set forth in this Agreement that shall expressly survive the Closing so long as the survival period is still in effect.

            (b) Except as otherwise expressly provided in this Subsection 3.2(b), to the fullest extent permitted by law, Purchaser does hereby unconditionally waive and release Seller and its officers, directors, shareholders, partners, agents, affiliates and employees from any present or future claims and liabilities of any nature arising from or relating to the presence or alleged presence of Hazardous Materials in, on, at, from, under or about the Property or any adjacent property, including, without limitation, any claims under or on account of any Environmental Law, regardless of whether such Hazardous Materials are located in, on, at, from, under or about the Property or any adjacent property prior to or after the date hereof (collectively, "Environmental Liabilities"); PROVIDED, HOWEVER, that the foregoing release as it applies to Seller, its officers, directors, shareholders, partners, agents, affiliates and employees, shall not release Seller from any Environmental Liabilities of Seller relating to any Hazardous Materials which may be placed, located or released on the Property by Seller after the date of Closing. Notwithstanding the foregoing release, Seller shall indemnify, defend and hold Purchaser and Purchaser's representatives, successors and assigns, and any of Purchaser's mortgagees or holder of deed of trust affecting the Property (collectively, "Indemnitees"), harmless for and against: (i) any present or future claims and liabilities of any nature asserted by any third parties other than Governmental Authorities arising from the presence of any Hazardous Materials on, in, under, about or emanating from the Property to the extent that the third-party claim seeks to recover for losses, damages or injuries due to the release of Hazardous Materials that are, or which are later alleged by such third party to be, the particular Hazardous Materials which Seller is legally obligated to remediate pursuant to the ACO (PROVIDED, HOWEVER, that in the case of Hazardous Materials that are later alleged by a third party to be the

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particular Hazardous Materials which Seller is legally obligated to remediate pursuant to the ACO, Seller shall reimburse Purchaser for all reasonable expenses incurred by Purchaser in the defense of such claim; and PROVIDED FURTHER that under no circumstances shall Seller have any obligation to indemnify, defend, or hold Purchaser harmless hereunder with respect to any claims or liabilities to the extent that they involve Hazardous Materials that Seller did not cause to be released), and (ii) any present or future claims and liabilities of any nature asserted by any Governmental Authority arising from Seller's breach of Seller's representations, warranties and/or covenants in subsections 4.1(m), 4.3(c) and/or 4.3(e) hereof, PROVIDED, HOWEVER, that Seller shall have no such obligation to indemnify, defend and/or hold any of the Indemnitees harmless for any such claim or liabilities unless the following conditions are true as of the time that Purchaser and/or any of Purchaser's representatives assert any claim against Seller seeking to enforce such obligation: (i) Purchaser and, as the case may be, Purchaser's representatives, have at all times fully cooperated with Seller in all respects in Seller's performance of the Environmental Work, including without limitation, complying with all of Purchaser's obligations pursuant to Subsection 4.6 and the Environmental Remediation Easement, attached hereto as Exhibit K-1; and (ii) neither Purchaser, any of Purchaser's representatives, the other Indemnitees, nor any third party acting at Purchaser's direction or request or with information provided to such third party by Purchaser, has interfered with Seller's exclusive and absolute right to control all negotiations with the State of New York and its relevant agencies, or any other federal, state or local governmental authority having jurisdiction pursuant to any Environmental Law concerning any and all aspects of the Environmental Work ("Governmental Authority"), either before or after Closing. For purposes of the foregoing sentence, the terms "interfered with" shall mean any communication of any type whatsoever with any Governmental Authority whose effect is to increase the cost or scope of the Environmental Work, PROVIDED, HOWEVER, that it shall not include any oral or written communication that: (i) Purchaser is required by law or judicial process to provide to any Governmental Authority if Purchaser has first given prior written notice to Seller of Purchaser's intention to communicate such information describing in reasonable detail the information to be provided;
(ii) is otherwise necessary to provide on an emergent basis without such prior notice in order to prevent an imminent and substantial endangerment to human health, provided that in the case of the foregoing clause (ii), Purchaser has notified Seller of such communication as soon as possible; (iii) Purchaser engages in with any Governmental Authority after Seller has failed to provide any response by the date required for such response for any required submission by the NYSDEC and has further failed to cure any such non-response within thirty
(30) days of Seller's receipt of written notice by Purchaser of such failure with reference to this Section 3.2(b), unless Seller has contested in good faith its legal obligation to provide such submission or any action relating thereto; or (iv) pertains to any Hazardous Materials present at, in, on or under the Property that have not been excluded from coverage under the environmental insurance to be obtained by Purchaser (which insurance shall be paid equally by Seller and Purchaser and shall include each party as a named insured) ("Purchaser's Environmental Insurance"), containing substantially the same terms and conditions as referenced in the quote attached hereto as Exhibit K-2. Seller's duty to indemnify, defend and/or hold any of Indemnitees harmless in this Section 3.2(b) shall expire as of: (A) in the case of any Environmental Liabilities for which Seller becomes responsible under the ACO, the issuance by the New York Department of Environmental Conservation ("NYSDEC") of either: (x) a "Certificate of Completion", or equivalent documentation from the NYSDEC, demonstrating that all required remediation activities have been completed to the satisfaction of the NYSDEC (not including any required long-term monitoring which is provided for below in Section 3.2(b)); or (y) a "Certificate of Construction Completion," if Seller has provided, in conjunction with such certificate, a third-party liability transfer contract reasonably satisfactory to Purchaser; or (B) in the case of any Environmental Liabilities for which Seller otherwise becomes responsible, five (5) years from the date of Closing, except that such indemnification shall continue for any Environmental Liabilities discovered within 5 years of the date of closing until a Certificate of Completion, Certificate of Construction Completion or a Notice of No Further Action is issued by a Governmental Authority. Notwithstanding any expiration of the indemnity as set forth above in the foregoing sentence, upon the issuance of a Certificate of Completion or a Certificate of Construction Completion to Seller whether under subsection (A) or (B), Seller's indemnity obligation under this Section 3.2(b) shall continue with respect to any claims and liabilities of any nature, including those asserted by any third parties, arising from Seller's obligations under the ACO or other such requirement, if any, to perform ongoing operations and maintenance activities and/or monitoring with respect to soil, soil gas and/or groundwater at, on, in, under, or emanating from the Property.

            (c) Notwithstanding anything in the foregoing subsection 3.2(b) to the contrary, Seller shall have no duty to indemnify, defend and/or hold any of Indemnitees harmless under Section 3.2(b) for any Environmental Liabilities against Seller hereunder if insurance coverage for such Environmental Liabilities is, or is reasonably expected to be, provided for under any of the insurance policies held by Seller or Purchaser, more particularly referred to as Kemper Indemnity Insurance Company Policy No. 4YY-002213-00 and American International Specialty Lines Insurance Company Policy No. PLS 2026574, and the insurance policy that Seller is required to obtain hereunder containing substantially the same coverage as described in the quote attached hereto as Exhibit K-2 (collectively, the "Environmental Insurance"), if and for so long as Purchaser and/or Seller are either "named insured," "first loss payee" and/or "additional insured" under said Environmental Insurance until Purchaser and/or Seller, whichever is first insured, as the case may be, have reasonably exhausted efforts to recover under said insurance for such Environmental Liabilities, PROVIDED, HOWEVER, that Seller shall in any event indemnify, defend and/or hold any of Indemnitees harmless as provided under Section 3.2(b) above if and when the limits of coverage provided under the Environmental Insurance have been exhausted. The terms "reasonably exhausted efforts to recover under said insurance" in the immediately foregoing sentence shall mean that Seller and/or Purchaser as applicable have diligently provided notice of a claim for coverage of said Environmental Liabilities to the carrier under the Environmental Insurance within thirty (30) days of such claim arising, and has pursued coverage for a period of one hundred eighty (180) days from the date the environmental claim arose. At the close of the 180-day period from the date the environmental claim arose as referenced in the foregoing sentence, if no carrier has agreed to provide coverage for any claimed Environmental Liabilities, whether or not subject to a reservation of rights, the indemnification obligations of the Seller as set forth in Section 3.2(b) herein shall be in full force and effect. Seller agrees that the statute of limitations applicable to any claim of Purchaser shall be tolled during any period in which Purchaser and/or Seller are seeking coverage under the Environmental Insurance. Further, notwithstanding anything in the foregoing subsection 3.2(b) to the contrary, but except as otherwise provided in the immediately following sentence for any Purchaser Investigation (as defined below), Seller shall have no duty to indemnify, defend and/or hold any of the Indemnitees harmless under Section 3.2(b) for any claims or liabilities arising in whole or in part from, but Purchaser shall instead indemnify, defend and hold harmless Seller for: (i) any

Environmental Liabilities arising from any negligence or exacerbation of any existing environmental condition involving Hazardous Materials by Purchaser or any Purchaser's tenants, contractors, agents, or invitees; and/or (ii) any invasive investigation undertaken by Purchaser or any of its tenants, contractors, agents or invitees at or near the Property. For purposes of this Agreement, "invasive investigation" shall mean the installation of monitoring wells for soil and/or groundwater sampling and shall not include any activity associated with routine maintenance of or visual inspection at the building or buildings. Notwithstanding anything in the immediately foregoing sentence to the contrary, Purchaser may perform an invasive investigation ("Purchaser's Investigation") at or near the Property and shall be entitled to indemnification from Seller pursuant to subsection 3.2(b) above for any Environmental Liabilities relating to the discovery of any Hazardous Materials resulting from such investigation and whose presence at or near the Property existed prior to the date of Closing or whose release was otherwise caused by Seller if all of the following conditions are true at the time that Purchaser seeks such indemnification from Seller: (A) Purchaser has provided reasonable written advance notice to Seller of its intention to perform such investigation and Seller has not elected to perform the investigation itself at Seller's cost; (B) Purchaser has demonstrated to Seller's reasonable satisfaction that the investigation is necessary in order to permit Purchaser to perform property maintenance (including landscaping), a building renovation or extension of the building, which maintenance, renovation or extension Purchaser has demonstrated to Seller's reasonable satisfaction is likely to be performed; (C) a written workplan (the "Purchaser's Investigation Workplan") outlining the scope of such investigation has been approved by Seller, which approval shall not be unreasonably withheld or delayed; (D) the scope of the investigation as set forth in the Purchaser's Investigation Workplan is strictly limited to the scope of the property maintenance, building renovation or extension; and (E) the investigation was performed in strict compliance with the Purchaser's Investigation Workplan.

            (d) Purchaser shall have the right, but not the obligation, to assume control of the ACO Environmental Work, at Seller's expense if the following conditions have been satisfied: (i) Seller has failed to provide any response by the date required for such response for any submission required by the NYSDEC and has further failed to cure any such non-response within the later of (A) sixty (60) days of Seller's receipt of written notice by Purchaser of such failure with reference to this Section 3.2(d), or (B) such longer period as may be reasonably necessary in order to cure; (ii) Seller's failure to so respond and cure concerns a matter of a material nature and reasonably would be likely to result in an administrative or judicial proceeding initiated by the NYSDEC against Seller seeking to enforce Seller's obligations under the ACO; and
(iii) Seller has not at any time during or prior to the preceding 60-day period contested in good faith its legal obligation to provide such submission or any action relating thereto. Notwithstanding anything in the foregoing sentence to the contrary, in the event that Seller has contested in good faith its legal obligation to provide the foregoing submission or any action relating thereto, Purchaser shall be entitled to assume control of the ACO Work at Seller's expense at such time that Seller's contest of its obligation to do so has been finally and conclusively determined by a court of competent jurisdiction (or by an administrative law judge if Seller has no right of judicial redress) against Seller and Seller has exhausted all rights of appeal therefrom, provided that all of the other foregoing conditions remain satisfied. Notwithstanding the foregoing, under no circumstances shall Seller have any responsibility under this Section 3.2(d) for: (i) any measures in excess of those strictly necessary to comply with Environmental Laws; (ii) repair, replacement or upgrade of equipment, or building, material, product or equipment decommissioning, decontamination or disposal; or (iii) internal costs and overhead of the Purchaser, including wages, salaries, or any other form of employee compensation.

            (e) Notwithstanding anything in this Section 3.2 to the contrary, if after the eighteen month anniversary date of the Closing Seller has not obtained a Record of Decision ("ROD") signed by the NYSDEC for the ACO Environmental
Work: (i) Seller agrees that Purchaser and Seller shall jointly work together to obtain the ROD; (ii) Seller and Purchaser shall consult with one another, and shall cause each other's consultants to participate in such consultation, regarding the nature or scope of the ACO Environmental Work (the "Purchaser Consultation Matters"); (iii) with respect to any scheduled telephonic conference call with Seller (or its consultants) and the NYSDEC involving the Purchaser Consultation Matters, Seller shall include Purchaser on such conference call, provided that Seller at all times shall have the exclusive right to convey the mutually agreed upon positions of Seller and Purchaser to the NYSDEC regarding any matters pertaining to the ACO Environmental Work; (iv) with respect to any unscheduled telephonic call with Seller (or its consultants) and the NYSDEC involving the Purchaser Consultation Matters, Seller agrees to promptly inform Purchaser of all such communications by follow-up telephonic discussion or e-mail correspondence; (v) Purchaser and Seller shall jointly have the right to comment on any Deliverable prior to its submission to the NYSDEC; and (vi) Seller shall not unreasonably refuse to make modifications to any Deliverable in order to address Purchaser's comments. For purposes of this
Section 3.2(e), Purchaser and Seller agree that under no circumstances shall Seller be required to perform any action beyond that which is required by law.

            (f) In the event that Seller and Purchaser are unable to agree on:
(i) whether the conditions set forth in subsection 3.2(d) above for triggering Purchaser's right to assume control of the ACO Environmental Work have been satisfied; or (ii) whether, or to what extent, any Deliverable should be modified in accordance with subsection 3.2(e) above, then in either such case, Seller and Purchaser agree to submit the matter for arbitration with an independent third party with expertise in the applicable matters in dispute (the "Arbitrator"), which Arbitrator shall be mutually agreeable to both Seller and Purchaser, and further agree that the decision of such Arbitrator shall be conclusive in all respects as to such matter. Seller and Purchaser also agree that in the event of an arbitration pursuant to the foregoing sentence, they will each pay one-half of the arbitrator's fee, but shall otherwise be responsible for their own counsel and/or expert witness fees.

            (g) At Closing, Seller shall place the sum of $500,000 into an escrow account, pursuant to an escrow agreement that Seller and Purchaser shall jointly agree on, with Escrow Agent. Seller and Purchaser further agree that such escrow agreement shall include, at a minimum: (i) a full release and indemnity of Escrow Agent from and against any claims of any nature whatsoever stemming from its role as Escrow Agent; (ii) a right of Seller to draw down money from the escrow in order to pay for any costs incurred in connection with the investigation or remediation of the ACO Environmental Work or the Non-ACO Environmental Work and/or any interactions with any Governmental Authority in connection with the same, except for attorneys fees; (iii) a termination provision allowing Seller to receive all remaining amounts in the escrow upon deliver to Purchaser of: (A) an executed contract with an environmental engineering firm for the performance of the ACO Environmental Work as provided under an NYSDEC-signed ROD; or (B) a prepaid guaranteed remediation contract or third-party risk transfer agreement with an environmental engineering firm providing for the completion of the ACO Environmental Work. As of the date of the termination of the escrow agreement, Seller shall provide Purchaser with a letter indicating that Seller has not filed for bankruptcy.

         3.3 TITLE AND SURVEY. Within two (2) Business Days after the Effective Date, Purchaser shall order from the Title Company an update of preliminary title commitment No. 07-7406-17848-Q with respect to the Property issued in favor of Purchaser (the "Title Commitment"). Purchaser shall promptly deliver copies of the Title Commitment to Seller. At any time following the Effective Date, Purchaser may arrange, at its expense, for the preparation of one or more updates of the Existing Survey (each and together, the "Survey"). Purchaser shall promptly deliver copies of any such Survey to Seller. Purchaser shall have until twenty (20) business days from the date of Purchaser's receipt of the Title Commitment, to give written notice (the "Title Notice") to Seller of such objections as Purchaser may have to any exceptions to title disclosed in the Title Commitment. Seller shall have the right, but not the obligation (except as to Monetary Objections), to attempt to remove, satisfy or otherwise cure any exceptions to title to which the Purchaser so objects. Within ten (10) Business Days after receipt of Purchaser's Title Notice, Seller shall give written notice to Purchaser informing the Purchaser of Seller's election with respect to such objections. If Seller fails to give written notice of election within such ten
(10) Business Day period, Seller shall be deemed to have elected not to attempt to cure the objections (other than Monetary Objections). If Seller elects to attempt to cure any objections, Seller shall be entitled to one or more reasonable adjournments of the Closing (not to exceed sixty (60) days in the aggregate) to attempt such cure, but, except for Monetary Objections, Seller shall not be obligated to expend any sums, commence any suits or take any other action to effect such cure. Except as to Monetary Objections, if Seller elects, or is deemed to have elected, not to cure any exceptions to title to which Purchaser has objected or if, after electing to attempt to cure, Seller determines that it is unwilling or unable to remove, satisfy or otherwise cure any such exceptions, Purchaser's sole remedy hereunder in such event shall be either (i) to accept title to the Property subject to such exceptions as if Purchaser had not objected thereto and without reduction of the Purchase Price, or (ii) to terminate this Agreement within three (3) Business Days after receipt of written notice from Seller either of Seller's election not to attempt to cure any objection or of Seller's determination, having previously elected to attempt to cure, that Seller is unable or unwilling to do so, whereupon Escrow Agent shall return the Earnest Money to Purchaser and the parties shall have no further obligations pursuant to this Agreement except those that expressly survive a termination of this Agreement. Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller shall be obligated to cure or satisfy all Monetary Objections at or prior to Closing, and Seller may use the proceeds of the Purchase Price at Closing for such purpose. From and after the date hereof, Seller shall not cause the creation of any Lien (a "New Lien") to encumber title to the Property, without Purchaser's written consent thereto, which consent may be withheld in Purchaser's sole discretion. Notwithstanding any other provision of this Agreement to the contrary, Seller shall be obligated to remove or discharge of record, prior to Closing, any New Lien caused by Seller which has not been consented to in writing by Purchaser. In addition, notwithstanding anything to the contrary contained in this Agreement, if any New Liens (whether caused by Seller or a third party) appear on any update to the Title Commitment, Purchaser shall have the right to object to same within twenty (20) Business Days of receipt of such update, and such objections shall be considered objections to title for all purposes of this Agreement and the provisions of this SECTION 3.3 shall apply to such objections.

         3.4 SERVICE CONTRACTS. Within ten (10) Business Days of Purchaser's receipt of complete copies of the Service Contracts (but no earlier than ten
(10) Business Days after the Effective Date, Purchaser will designate in a written notice to Seller which Service Contracts Purchaser will assume and which Service Contracts will be terminated by Seller at Closing; PROVIDED, HOWEVER, that Seller shall not be obligated to terminate, and Purchaser shall assume Seller's obligations arising from and after Closing under, all Service Contracts which cannot be terminated by Seller upon thirty (30) days (or less) prior notice or which can be terminated by Seller only upon payment of a fee, premium, penalty or other form of early termination compensation. Purchaser will assume the obligations arising from and after the Closing Date under those Service Contracts which Purchaser has designated will not be terminated. Seller, without cost to Purchaser, shall terminate at Closing all Service Contracts that are not so assumed, to the extent any relates to the Property. If Purchaser fails to timely notify Seller in writing of any Service Contracts that Purchaser does not desire to assume at Closing, Purchaser shall be deemed to have elected to assume all such Service Contracts and to have waived its right to require Seller to terminate such Service Contracts.

         3.5 CONFIDENTIALITY. All information acquired by Purchaser or any of its designated representatives (including by way of example, but not in limitation, the officers, directors, shareholders and employees of Purchaser, and Purchaser's engineers, consultants, counsel and potential lenders, and the officers, directors, shareholders and employees of each of them) with respect to the Property, whether delivered or otherwise made available by Seller or any representatives of Seller or obtained by Purchaser as a result of its inspection and investigation of the Property, examination of the books, records and files of Seller in respect of the Property, or otherwise (collectively, the "Due Diligence Material") shall be used solely for the purpose of determining whether the Property is suitable for Purchaser's acquisition and ownership thereof and for no other purpose whatsoever. Prior to Closing, the terms and conditions which are contained in this Agreement and all Due Diligence Material which is not (i) published as public knowledge, (ii) generally available in the public domain or (iii) was known to Purchaser through a source other than the Due Diligence Material shall be kept in strict confidence by Purchaser and shall not be disclosed to any individual or entity other than to those representatives of Purchaser and Purchaser's prospective and actual counsel, accountants, professionals, consultants and lenders, who need to know the information for the purpose of assisting Purchaser in evaluating the Property for Purchaser's potential acquisition thereof; PROVIDED, HOWEVER, that Purchaser shall have the right to disclose any such information if required by applicable law or as may be necessary in connection with any court action or proceeding with respect to this Agreement. Purchaser shall and hereby agrees to indemnify and hold Seller harmless from and against any and all loss, liability, cost, damage or expense that Seller may suffer or incur (including, without limitation, reasonable attorneys' fees actually incurred) as a result of the unpermitted disclosure by Purchaser or any of its prospective and actual counsel, accountants, professionals, consultants and lenders of any of the Due Diligence Material to any individual or entity other than a representative of Purchaser and Purchaser's prospective and actual counsel, accountants, professionals, consultants and lenders and/or the use of any Due Diligence Material for any purpose other than as herein contemplated and permitted. The foregoing indemnity shall not extend to disclosure of any Due Diligence Material (i) as may be required by applicable law, (ii) as may be necessary or advisable in connection with any court action or proceeding with respect to this Agreement, (iii) that is or becomes (x) published as public knowledge, or (y) generally available in the public domain other than by virtue of a breach of Purchaser's covenant under this SECTION 3.5 or (iv) that was known to Purchaser through a source other than the Due Diligence Material. If Purchaser or Seller elect to terminate this Agreement pursuant to any provision hereof permitting such termination, or if the Closing contemplated hereunder fails to occur for any reason, Purchaser will, at Seller's option, promptly either destroy or return to Seller all Due Diligence Material in the possession of Purchaser and any of its representatives, and destroy all copies, notes or abstracts or extracts thereof, as well as all copies of any analyses, compilations, studies or other documents prepared by Purchaser or for its use (whether in written or electronic form) containing or reflecting any Due Diligence Material. In the event of a breach or threatened breach by Purchaser or any of its representatives of this SECTION 3.5, Seller shall be entitled, in addition to other available remedies, to an injunction restraining Purchaser or its representatives from disclosing, in whole or in part, any of the Due Diligence Material and any of the terms and conditions of this Agreement. Nothing contained herein shall be construed as prohibiting or limiting Seller from pursuing any other available remedy, in law or in equity, for such breach or threatened breach. The provisions of this Section shall survive any termination of this Agreement.

           ARTICLE 4 REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS

         4.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby makes the following representations and warranties to Purchaser:

            (a) Organization, Authorization and Consents.

                  (i) Seller has the right, power and authority to enter into this Agreement and to sell the Property in accordance with the terms and provisions of this Agreement, to engage in the transaction contemplated in this Agreement and to perform and observe all of the terms and provisions hereof.

                  (ii) Seller is a duly organized and validly existing limited liability company under the laws of the State of Delaware.

            (b) Action of Seller, Etc. Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Seller on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

            (c) No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property or any portion thereof pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller or the Property is bound.

            (d) Litigation. Except as disclosed on Exhibit "I" attached hereto, Seller has not received written notice of any pending or threatened suit, action or proceeding, which (i) if determined adversely to Seller, materially and adversely affects the use or value of the Property, or (ii) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (iii) involves condemnation or eminent domain proceedings involving the Property or any portion thereof.

            (e) Existing Leases. Seller represents that all rent due from tenants of the Building is not in arrears on the date hereof. Other than the Leases listed on Exhibit "G" attached hereto, Seller has not entered into any contract or agreement with respect to the occupancy of the Property or any portion or portions thereof which will be binding on Purchaser or the Property after the Closing. The copy of the Leases heretofore delivered or made available by Seller to Purchaser are a true, correct and complete copies thereof, and the Leases have not been amended except as evidenced by amendments similarly delivered and listed on Exhibit "G" attached hereto and constitute the entire agreement between Seller and the tenant thereunder. To Seller's knowledge, except as set forth in Exhibit "I" attached hereto, Seller has not given or received any written notice of any party's default or failure to comply with the terms and provisions of the Leases which remains uncured. Seller is the landlord under each of the leases and has not assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered any of its rights or interests under any of the leases in a manner which will survive the Closing. The security deposits delivered by each tenant under Leases are as set forth in Exhibit "G". No tenant has paid any rents more than one (1) month in advance. Except as set forth in Exhibit "G", no tenant is entitled to any free rent, abatement of rent or similar concession. Anything to the contrary contained in this sub-section (e) notwithstanding, with regard to the License Agreement and Permit to Enter Upon Premises, each dated June 26, 2003, between Seller and The Long Island Rail Road Company listed on Exhibit G attached hereto, Seller is not landlord but rather licensee, and Seller shall continue to be licensee thereunder, and said instruments shall not be assigned to Purchaser.

            (f) Leasing Commissions. There are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property or any portion or portions thereof other than as disclosed in Exhibit "C" attached hereto (the "Commission Agreements"), and all leasing commissions and brokerage fees accrued or due and payable under the Commission Agreements with respect to the Property as of the date hereof and at the Closing have been or shall be paid in full. Except with respect to the Commission Agreements, there are no leasing commissions or brokerage fees that will be payable after the Closing in connection with Leases in effect as of the date hereof. Notwithstanding anything to the contrary contained herein, Purchaser shall be responsible for the payment of all leasing commissions payable for (a) any new leases entered into after the Effective Date that have been approved (or deemed approved) by Purchaser, and (b) the renewal, expansion or extension of the Leases existing as of the Effective Date and exercised or effected after the Effective Date. The terms of the immediately preceding sentence shall survive Closing.

            (g) Management Agreement. There is no agreement currently in effect relating to the management of the Property by any third party management company.

            (h) Taxes and Assessments. Except as may be set forth on EXHIBIT "L" attached hereto and made a part hereof, Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Property. Seller shall retain sole and absolute interest in proceedings against the City New York an its agencies, including, but not limited to, the New York City Department of Finance, New York City Tax Commission and New York City Law Department, which relate to the protest or appeal of the assessment of real property for the years set forth on EXHIBIT "L." As such, Seller shall have sole interest in and sole authority to settle, pursue or initiate any proceedings for tax years listed on EXHIBIT "L." Seller's authority stated above in this clause (h) shall survive Closing. Notwithstanding the foregoing, any refund or savings in respect to such proceeding shall belong to Seller only after deduction of all sums payable to tenants under the Leases in respect thereof; provided that if any refund or savings is in the form of a future tax credit, Purchaser shall deliver the aggregate amount of such credit to Seller in cash, and Seller shall deliver any applicable sums payable to tenants under the Leases in respect thereof.

            (i) Compliance with Laws. EXHIBIT "H" attached hereto sets forth true and complete copies of the most recent departmental searches obtained by Seller. Purchaser shall accept title to the Property subject to all violations of laws, orders, rules and regulations affecting the Property as of the Closing Date. Anything to the contrary contained in the immediately preceding sentence notwithstanding, for any violation issued against the Property before or after the date of this Agreement, Seller shall be responsible to cure the subject condition; provided that Seller shall not be responsible to cure any violations which were caused by Purchaser or its tenants after the closing date of this Agreement. To the extent Seller is responsible to cure violations as more particularly provided for in the immediately preceding sentence, Seller shall act promptly, it being understood that such curing of violations may not be accomplished prior to Closing and to the extent such violations are not cured prior to Closing Seller's obligation to act promptly to cure such violations shall survive Closing. Purchaser agrees to cooperate with Seller at no out-of-pocket cost to Purchaser in connection with Seller's obligations, if any, set forth in this clause (i) which agreement to cooperate shall survive Closing.

            (j) Other Agreements. To Seller's knowledge, except for the Leases, the Service Contracts, the Commission Agreements and the Permitted Exceptions, there are no leases, management agreements, brokerage agreements, leasing agreements or other agreements or instruments in force or effect that grant to any person or any entity (other than Seller) any right, title, interest or benefit in and to all or any part of the Property or any rights relating to the use, operation, management, maintenance or repair of all or any part of the Property which will survive the Closing or be binding upon Purchaser other than those which Purchaser has agreed in writing to assume (or is deemed to have agreed to assume) or which are terminable upon thirty (30) days notice without payment of premium or penalty. Seller has delivered true, correct and complete copies of the Service Contracts and each Service Contract is in full force and effect. To the best of Seller's knowledge, neither Seller nor any other party to any Service Contract is in default in any material respect under any of the Service Contracts.

            (k) Seller Not a Foreign Person. Seller is not a "foreign person" which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

            (l) Intentionally Omitted.

            (m) Environmental. To Seller's knowledge, or except as may be set forth in the Existing Environmental Reports or other written Due Diligence Material, (i) the Property complies in all material respects with Environmental Laws; (ii) neither the Seller nor any other person has caused any material Release of any Hazardous Material at the Property; (iii) Seller has not received any written notification from any governmental authority alleging a material violation of any Environmental Law by Seller with respect to the Property.

            (n) No Bankruptcy. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller's creditors, suffered the appointment of a receiver to take possession of any of Seller's assets, suffered the attachment or other judicial seizure of any of Seller's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

            (o) Options. No person or entity (other than Purchaser) has any option or other right to purchase or ground lease all or any portion of the Property.

            (p) Personalty. Seller is the owner of the Personal Property and the Intangible Property and the same shall be transferred to Purchaser free and clear of all liens and encumbrances.

            (q) OFAC. (i) Neither Seller, nor any of Seller's owners, or any officers, directors or employees, is named as a "Specially Designated National and Blocked Person" as designated by the United States Department of the Treasury's Office of foreign Assets Control or as a person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; (ii) Seller is not owned or controlled, directly or indirectly, by the government of any country that is subject to a United States Embargo; (iii) Seller is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States treasury Department as a "Specially Designated National and Blocked Person", or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and (iv) Seller is not a person who commits, threatens to commit, or supports terrorism; and (iv) Seller is not engaged in the transaction contemplated hereby directly or indirectly on behalf of, any such person, group, entity or nation.

                  Each of the representations and warranties is true and accurate as of the date of execution of this Agreement by Seller, and will be true and accurate as of the Closing Date, and will survive the Closing for a period of one hundred eighty (180) days, PROVIDED, HOWEVER, that nothing in the foregoing clause shall be construed so as to in any way limit the term of Seller's indemnification obligation under Section 3.2 above. Except as otherwise expressly provided in this Agreement or in any documents to be executed and delivered by Seller to Purchaser at the Closing, Seller has not made, and

Purchaser has not relied on, any information, promise, representation or warranty, express or implied, regarding the Property, whether made by Seller, on behalf of Seller, or otherwise, including, without limitation, the physical condition of the Property, the financial condition of the tenants under the Leases, title to or the boundaries of the Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, past or future economic performance of the tenants or the Property, and any other information pertaining to the Property or the market and physical environments in which the Property is located. Purchaser acknowledges
(i) that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of Purchaser's own consultants and representatives with respect to the physical, environmental, economic and legal condition of the Property and (ii) that Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be executed and delivered by Seller to Purchaser at the Closing, made (or purported to be made) by Seller or anyone acting or claiming to act on behalf of Seller. Purchaser will inspect the Property and become fully familiar with the physical condition thereof and, subject to the terms and conditions of this Agreement and the Closing Documents, shall purchase the Property in its "as is, where is" condition, "with all faults," on the Closing Date. The provisions of this paragraph shall survive the Closing.

                  If prior to the Closing, Purchaser obtains knowledge in writing of any inaccuracy or breach of any representation, warranty or covenant of Seller contained in this Agreement (a "Purchaser Waived Breach") and nonetheless proceeds with and consummates the Closing, then Purchaser and any Purchaser-Related Entities shall be deemed to have waived and forever renounced any right to assert a claim for indemnification under this ARTICLE 4 for, or any other claim or cause of action under this Agreement, at law or in equity on account of any such Purchaser Waived Breach.

         4.2 KNOWLEDGE DEFINED. All references in this Agreement to the "knowledge of Seller" or "to Seller's knowledge" shall refer only to the actual knowledge of Robert H. Martin, Carmine J. Broccole and Iain Campbell, who have been actively involved in the management of Seller's business in respect of the Property. The term "knowledge of Seller" or "to Seller's knowledge" shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, or to any other partner, beneficial owner, officer, director, agent, manager, representative or employee of Seller, or any of their respective affiliates, or to impose on either of the individuals named above any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of the individuals named above arising out of any representations or warranties made herein or otherwise.

         4.3 COVENANTS AND AGREEMENTS OF SELLER.

            (a) Leasing Arrangements. During the pendency of this Agreement, Seller will not enter into any lease affecting the Property, or modify or amend in any respect, or terminate, the existing Leases without Purchaser's prior written consent in each instance, which consent may be withheld in Purchaser's sole discretion. Each request shall be accompanied by a copy of any proposed modification or amendment of an existing Lease or of any new lease that Seller wishes to execute between the Effective Date and the Closing Date, including, without limitation, a description of any Tenant Inducement Costs and leasing commissions associated with any proposed renewal or expansion of the existing Leases or with any such new lease, as well as any additional information regarding such proposed transaction as Purchaser may reasonably request. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs or leasing commissions actually incurred by Seller pursuant to a renewal or expansion of the existing Leases after the Effective Date or new lease approved by Purchaser hereunder, and Purchaser shall assume any such new lease and shall assume the obligations of Seller thereunder, including the obligation to pay any Tenant Inducement Costs and leasing commissions.

            (b) New Contracts. During the pendency of this Agreement, Seller will not enter into any contract, or modify, amend, renew or extend any existing contract, that will be an obligation affecting the Property or any part thereof subsequent to the Closing without Purchaser's prior written consent in each instance, which consent shall be in Purchaser's sole discretion.

            (c) Operation of Property. During the pendency of this Agreement, Seller shall, at Seller's expense, continue to operate the Property in a good and businesslike fashion consistent with Seller's past practices.

            (d) Insurance. During the pendency of this Agreement, Seller shall, at Seller's expense, continue to maintain the current insurance policies covering the Improvements.

            (e) Environmental. Except as to any such requirements which Seller has contested in good faith, Seller shall diligently comply with all legal requirements pursuant to the Administrative Consent Order between Seller and the NYSDEC dated March 30, 1998 (the "ACO") and shall obtain and deliver to Purchaser such documentation as may be provided by the State of New York and any of its relevant agencies demonstrating that the requirements of the ACO have been satisfied (the "ACO Environmental Work"). For purposes of the foregoing sentence, the terms "diligently comply with all legal requirements" shall be deemed to include compliance with any deadlines that the NYSDEC shall impose for the delivery of any remedial plan or investigation report to the NYSDEC, except to the extent that Seller's failure to so comply was caused by Purchaser, any of Purchaser's Representatives, or any force majeure event. Seller shall further perform such remedial actions with regard to any Hazardous Materials that are present in soils or groundwater at, on, in, under or emanating from the Property as of the date of Closing, to the extent that Seller becomes legally required to do so as a result of any claim by any Governmental Authority or third party against Seller, subject to Seller's right to contest that it is required to do so pursuant to Environmental Laws (the "Non-ACO Environmental Work"), PROVIDED, HOWEVER, that Seller shall have no obligation hereunder to perform such remedial actions with respect to: (i) any Hazardous Materials discovered as a result of any investigation (other than Purchaser's Investigation to the extent that such investigation complies with all of the requirements, conditions and limitations set forth in Section 3.2(c) for Seller's duty to indemnify, defend and hold harmless Indemnitees for Environmental Liabilities arising from Purchaser's Investigation) performed by Purchaser or any of Purchaser's tenants, contractors, agents, or invitees; and/or (ii) any Environmental Liability arising from Purchaser's or any of Purchaser's tenants', contractors', agents', or invitees' negligence or exacerbation of any Hazardous Materials present at, on, under or near the Property prior to Closing. (The ACO Environmental Work and the Non-ACO Environmental Work shall hereinafter be referred to as the "Environmental Work.") In performing the Environmental Work, Seller shall: (i) keep Purchaser reasonably apprised of its remedial work activities and shall provide Purchaser or Purchaser's designated representative with draft copies of any workplans, reports or schedules ("Deliverables") required by any Governmental Authority for its review and comment prior to their submission to any Governmental Authority and any responses to said documents from any Governmental Authority, PROVIDED, HOWEVER, that in the case of any such documents required to be submitted to any Governmental Authority, Seller shall have no obligation to accept any of Purchaser's comments, except as otherwise provided in Section 3.2(e) hereof, and (ii) take such measures as are necessary to avoid disruption to the business operations of Purchaser's tenants at the Property, PROVIDED, HOWEVER, that Seller shall have no obligation to do so to the extent that the cost of any measures necessary to avoid such disruptions exceed the then fair market rent for the tenant's space plus any other reasonable business losses incurred by the tenant for which Purchaser is held responsible under the terms of the applicable lease; PROVIDED, FURTHER HOWEVER, that if Seller's performance of Environmental Work is directly responsible for Purchaser's incurring liability to tenants of the Property for any substantial disruption of said tenants' businesses, Seller shall reimburse Purchaser for the actual costs incurred by Purchaser, provided that Seller shall have the right to defend Purchaser against any related claims by tenants and Purchaser agrees to cooperate fully with Seller in connection with any such defense. Seller further agrees that it shall be solely responsible for the payment of, and hereby covenants to pay as necessary to invoke coverage for any claim covered thereunder, all deductible amounts pursuant to that insurance policy currently held by Seller, known more particularly as Kemper Indemnity Insurance Company Policy No. 4YY-002213-00 and American International Specialty Lines Insurance Company Policy No. PLS 2026574, and shall further cause the carrier on the latter policy to name Purchaser as an additional insured on such policy. There foregoing covenants shall survive the Closing until such time as Seller's indemnification obligations expire in accordance with Section 3.2(b). Further, it shall be a precondition that prior to seeking any judicial remedy with respect to Seller's actual or alleged breach of any of the foregoing covenants in this Section 4.3(e), Purchaser shall first provide Seller with written notice of such breach and provide Seller with thirty (30) days in which to cure such breach. Seller shall further compensate Purchaser for the fair market rental value of any otherwise leaseable space that is rendered unleaseable due to the Seller's performance of the Environmental Work, during the period that such space is so rendered unleaseable.

         4.4 TENANT ESTOPPEL CERTIFICATE. Seller shall endeavor in good faith (but without obligation to incur any cost or expense) to obtain and deliver to Purchaser, at least two (2) Business Days prior to Closing, written Tenant Estoppel Certificates in substantially the form attached hereto as EXHIBIT "K" signed by the tenants under the Leases; and in no event shall the inability or failure of Seller to obtain and deliver said Tenant Estoppel Certificates (Seller having used its good faith efforts as set forth above as to the tenants under Leases) be a default of Seller hereunder. Seller authorizes Purchaser to contact tenants in order to obtain Tenant Estoppel Certificates. With respect to each Tenant from which Seller fails to obtain a Tenant Estoppel Certificate, Seller shall deliver at least two (2) Business Days prior to Closing, a written seller estoppel executed by Seller certifying to matters set forth in the form of Seller Estoppel Certificate attached hereto as EXHIBIT "K." After Seller delivers any such seller estoppel to Purchaser, Seller shall have the right prior to Closing to substitute the subject Tenant Estoppel Certificate executed by the subject tenant. Any seller estoppel shall provide that such seller estoppel shall expire on the first anniversary of said seller estoppel.

         4.5 REPRESENTATIONS AND WARRANTIES OF PURCHASER.

            (a) Organization, Authorization and Consents. Purchaser is a duly organized and validly existing limited liability company under the laws of the State of Delaware. Purchaser has the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

            (b) Action of Purchaser, Etc. Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

            (c) No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

            (d) Litigation. To Purchaser's knowledge, Purchaser has received no written notice that any action or proceeding is pending or threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

            (e) No Bankruptcy. Purchaser has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Purchaser's creditors, suffered the appointment of a receiver to take possession of any of Purchaser's assets, suffered the attachment or other judicial seizure of any of Purchaser's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

            (f) OFAC. (i) Neither Purchaser, nor any of Purchaser's owners, or any officers, directors or employees, is named as a "Specially Designated National and Blocked Person" as designated by the United States Department of the Treasury's Office of Foreign Assets Control or as a person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; (ii) Purchaser is not owned or controlled, directly or indirectly, by the government of any country that is subject to a United States Embargo; (iii) Purchaser is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a "Specially Designated National and Blocked Person", or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and (iv) Purchaser is not engaged in the transaction contemplated hereby directly or indirectly on behalf of, or facilitating the transaction contemplated hereby directly or indirectly on behalf of, any such person, group, entity or nation.

         4.6 COVENANT OF PURCHASER TO COMPLY WITH ENVIRONMENTAL REMEDIATION EASEMENT.

                  Purchaser acknowledges the presence of Hazardous Materials on, under or in the Property, as disclosed in the documents provided to Purchaser in the Existing Environmental Reports and Due Diligence Materials, and that Seller is presently performing the ACO Environmental Work under the supervision of the New York Department of Environmental Conservation and the New York Department of Health. Purchaser agrees to cooperate with Seller in all respects concerning its ongoing performance of the Environmental Work and grants to Seller an easement for purposes of completing the Environmental Work, as more particularly set forth in the Environmental Remediation Easement attached hereto as Exhibit K-1, provided that nothing in this Section 4.6 shall obligate Purchaser to incur any cost in connection with Seller's performance of the Environmental Work. Purchaser's covenant in this SECTION 4.6 shall survive Closing.

           ARTICLE 5 CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS

         5.1 SELLER'S CLOSING DELIVERIES. For and in consideration of, and as a condition precedent to Purchaser's delivery to Seller of the Purchase Price, Seller shall obtain or execute and deliver to Purchaser at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:

            (a) Deed. A Bargain and Sale Deed Without Covenants Against Grantor's Acts from Seller with respect to the Land and Improvements (the "Deed"), subject only to the Permitted Exceptions, and executed and acknowledged by Seller. The legal description of the Land set forth in the Deed shall be based upon and conform to the legal description attached hereto as Exhibit "A". If and to the extent that any of the Permitted Exceptions requires the recitation or incorporation in any deed of any provisions of such Permitted Exception, the Deed shall conform to such requirements;

            (b) Seller Lease. Two (2) counterparts of a lease agreement (the "Seller Lease") between Purchaser, as landlord, and Standard Motor Products, Inc., as tenant, in substantially the form attached hereto as Schedule 5, executed by Seller;

            (c) Assignment and Assumption of Leases. Two (2) counterparts of an assignment and assumption of the Leases and, to the extent required elsewhere in this Agreement, the obligations of Seller under the Commission Agreements in the form attached hereto as Schedule 1 (the "Assignment and Assumption of Lease"), executed by Seller;

            (d) Assignment and Assumption of Service Contracts. Two (2) counterparts of an assignment and assumption of Service Contracts in the form attached hereto as SCHEDULE 2 (the "Assignment and Assumption of Service Contracts"), executed by Seller;

            (e) Bill of Sale. A bill of sale from Seller for the Personal and Intangible Property of Seller in the form attached hereto as SCHEDULE 3 (the "Bill of Sale"), without warranty as to the title or condition of the Personal and Intangible Property, executed by Seller;

            (f) Seller's Affidavit. An owner's affidavit from Seller in a form reasonably requested by the Title Company and acceptable to Seller;

            (g) RPT Return. The Real Property Transfer Tax Return pursuant to Chapter 46, Title II of the New York City Administrative Code (the "RPT Return"), together with bank or cashiers' checks from Seller, made payable to the appropriate governmental authority in the required amount(s) (unless Seller authorizes the Title Company and the Title Company agrees to deduct and pay such expenses out of monies payable to Seller);

            (h) NYS Tax Affidavit. The New York State Department of Taxation and Finance Combined Real Estate Transfer Tax Return, Credit Line Mortgage Certificate and Certification of Exemption from the Payment of Estimated Personal Income Tax (TP-584) (7/03) and Real Property Transfer Tax Report (RP-5217NYC) (collectively, the "NYS Tax Affidavit"), or any successor form thereto required to be filed with respect to the New York State Real Estate Transfer Tax, together with bank or cashiers' checks from Seller, made payable to the appropriate governmental authority in the required amount(s) (unless Seller authorizes the Title Company and the Title Company agrees to deduct and pay such expenses out of monies payable to Seller);

            (i) FIRPTA Certificate. A FIRPTA Certificate from Seller in the form attached hereto as SCHEDULE 4, or in such other form as applicable laws may require;

            (j) Evidence of Authority. Such documentation as may reasonably be required by the Title Company to establish that this Agreement, the transactions contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered on behalf of Seller;

            (k) Settlement Statement. A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

            (l) Surveys and Plans. Such surveys, site plans, plans and specifications, and other matters relating to the Property as are in the possession or control of Seller to the extent not theretofore delivered to Purchaser;

            (m) Certificates of Occupancy. To the extent the same are in the possession or control of Seller, original or photocopies of certificates of occupancy for all space within the Improvements located on the Property;

            (n) Leases and Contracts. To the extent the same is in the possession or control of Seller, original executed counterparts of the Leases and the Service Contracts;

            (o) Tenant Estoppel Certificate. Tenant Estoppel Certificates or seller estoppel certificates, as applicable, as required by Section 4.4;

            (p) Notice of Sale to Tenant. Seller will join with Purchaser in executing a notice, in form and content reasonably satisfactory to Seller and Purchaser (the "Tenant Notice of Sale"), which Purchaser shall send to the tenants under the Leases informing the tenants of the sale of the Property and of the assignment to and assumption by Purchaser of Seller's interest in the Leases and directing that all rent and other sums payable for periods after the Closing under the Leases shall be paid as set forth in said notice;

            (q) Notices of Sale to Service Contractors and Leasing Agents. Seller will join with Purchaser in executing notices, in form and content reasonably satisfactory to Seller and Purchaser (the "Other Notices of Sale"), which Purchaser shall send to each service provider and leasing agent under the Service Contracts assumed by Purchaser at Closing informing such service provider of the sale of the Property and of the assignment to and assumption by Purchaser of Seller's obligations under the Service Contracts arising after the Closing Date and directing that all future statements or invoices for services under such Service Contracts for periods after the Closing be directed to Seller or Purchaser as set forth in said notices;

            (r) Keys and Records. All of the keys to any door or lock on the Property and the original tenant files, plans and specifications of the Property excluding keys for space continuing to be occupied by Seller, and other non-confidential books and records relating to the Property in the possession of Seller;

            (s) Seller Certificate. A certificate of Seller confirming the continued accuracy of the representations and warranties made by Seller in this Agreement or updating and correcting any changes to such representations and warranties, it being agreed that any update to or change of the representations and warranties will not be a Seller default if any such representations and warranties (which were true when made) have become untrue due to any reason other than an act or omission to act of Seller which violates the terms of this Agreement which certificate shall survive the Closing for one hundred eighty
(180) days; and

            (t) Other Documents. Such other documents as shall be reasonably requested by the Title Company to effectuate the purposes and intent of this Agreement, including as may be required by the Title Company in connection with the issuance to Purchaser of an owner's policy, provided that such affidavits do not impose on Seller any material liabilities not assumed by it under this Agreement (it being agreed that an affidavit in customary form which is required to limit the standard pre-printed exception for tenants in possession to their rights as tenants only under written leases and to eliminate the standard exception for inchoate mechanics' liens for work performed by Seller at Seller's expense will not be deemed to impose material liabilities on Seller).

            (u) Environmental Insurance. A fully executed insurance policy containing substantially the same terms and conditions as described in the quote provided in Exhibit K-2 attached hereto.

         5.2 PURCHASER'S CLOSING DELIVERIES. Purchaser shall obtain or execute and deliver to Seller at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:

            (a) Assignment and Assumption of Lease. Two (2) counterparts of the Assignment and Assumption of Lease, executed by Purchaser;

            (b) Assignment and Assumption of Service Contracts. Two (2) counterparts of the Assignment and Assumption of Service Contracts, executed by Purchaser;

            (c) Notice of Sale to Tenant. The Tenant Notice of Sale, executed by Purchaser, as contemplated in SECTION 5.1(P) hereof;

            (d) Notices of Sale to Service Contractors and Leasing Agents. The Other Notices of Sale to service providers as contemplated in SECTION 5.1(Q) hereof;

            (e) Settlement Statement A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

            (f) Evidence of Authority. A copy of resolutions of the members of Purchaser, certified by the managing member of Purchaser to be in force and unmodified as of the date and time of Closing and authorizing the purchase contemplated herein and the execution and delivery of the documents required hereunder and designating the signatures of the persons who are to execute and deliver all such documents;

            (g) Seller Lease. Two (2) counterparts of the Seller Lease, executed by Purchaser;

            (h) Transfer Documents. The RPT Return and NYS Tax Affidavit.

            (i) Environmental Insurance. A fully executed insurance policy containing substantially the same terms and conditions as described in the quote provided in Exhibit K-2 attached hereto.

            (j) Other Documents. Such other documents as shall be reasonably requested by Seller's counsel to effectuate the purposes and intent of this Agreement.

         5.3 CLOSING COSTS. Seller shall pay the attorneys' fees of Seller, the brokerage commission due Broker pursuant to Section 10.1 of this Agreement, the cost of the documentary stamps or transfer taxes imposed upon the conveyance of the Property, all fees and recording charges for releasing liens (other than the Permitted Exceptions) which Seller has an obligation or elects to remove, including prepayment premiums or penalties, if any, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the costs of obtaining the Survey, the cost of recording the Deed, the cost of all title examination fees and expenses and title insurance premiums payable with respect to the owner's title insurance policy issued by the Title Company to Purchaser, the cost of all endorsements to Purchaser's owner's title insurance policy, the costs of issuing and title insurance premiums for any mortgagee title insurance policy obtained by Purchaser, the costs of the Survey, all other recording fees on all instruments to be recorded in connection with these transactions, the attorneys' fees of Purchaser, and all other costs and expenses incurred by Purchaser in the performance of Purchaser's due diligence inspection of the Property (including without limitation appraisal costs, environmental audit and assessment costs, and engineering review costs) and in closing and consummating the purchase and sale of the Property pursuant hereto.

         5.4 PRORATIONS AND CREDITS. The following items in this SECTION 5.4 shall be adjusted and prorated between Seller and Purchaser as of 11:59 P.M. on the day preceding the Closing, based upon the actual number of days in the applicable month or year:

            (a) Taxes. All general real estate taxes imposed by any governmental authority ("Taxes") for the tax year in which the Closing occurs shall be prorated between Purchaser and Seller with respect to the Property as of the Closing. If the Closing occurs prior to the receipt by Seller of the tax bill for the Property for applicable tax period in which the Closing occurs, Taxes with respect to the Property shall be prorated for such calendar year or other applicable tax period based upon the prior year's tax bill.

            (b) Reproration of Taxes. Within thirty (30) days of receipt of final bills for Taxes, the party receiving said final tax bills shall furnish copies of the same to the other party and shall prepare and present to such other party a calculation of the reproration of such Taxes based upon the actual amount of such Taxes for the year. The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Purchaser's calculation and appropriate back-up information. The provisions of this SECTION 5.4(B) shall survive the Closing for a period of one
(1) year after the Closing Date.

            (c) Rents, Income and Other Expenses. Rents and any other amounts paid to Seller by the tenants under the Leases (and any new lease entered into in accordance with the terms of this Agreement) shall be prorated as of the Closing Date and be adjusted against the Purchase Price on the basis of an updated Rent Roll certified by Seller and dated as of the Closing, a draft of which shall be prepared by Seller and delivered to Purchaser for Purchaser's review and approval prior to Closing. Seller and Purchaser shall prorate all rents, additional rent, common area maintenance charges, operating expense contributions, tenant reimbursements and escalations, and all other payments under the Leases (and any such new lease) received as of the Closing Date so that at Closing Seller will receive monthly basic rent payments through the day prior to the Closing Date and so that Seller will receive reimbursement for all expenses paid by Seller through the day prior to the Closing Date for which Seller is entitled to reimbursement under the Leases (and any such new lease) (including, without limitation, Taxes) (such expenses shall be reasonably estimated if not ascertainable as the Closing Date and then shall be re-adjusted as provided in (f) below when actual amounts are determined), and so that the excess, if any, is credited to Purchaser. Purchaser agrees to pay to Seller, upon receipt, any rents or other payments by the tenants under the Leases that apply to periods prior to Closing but which are received by Purchaser after Closing; PROVIDED, HOWEVER, that any rents or other payments by any such tenant received by Purchaser after Closing shall be applied first to the calendar month during which the Closing Date occurs, then to any current amounts then owed to Purchaser by such tenant and then to Seller for the calendar month immediately preceding the calendar month during which the Closing Date occurs, with the balance, if any, paid over to Seller to the extent of delinquencies existing on the date of Closing to which Seller is entitled. It is understood and agreed that except as provided for in the immediately preceding sentence Purchaser shall not be legally responsible to Seller for the collection of any rents or other charges payable with respect to the Leases or any portion thereof which are delinquent or past due as of the Closing Date; but Purchaser agrees that Purchaser shall send monthly notices for a period of three (3) consecutive months in an effort to collect any rents and charges not collected as of the Closing Date. Seller hereby retains its right to pursue the tenants under the Leases for sums due Seller for periods attributable to Seller's ownership of the Property. The provisions of this Section 5.4(c) shall survive the Closing.

            (d) Tenant Inducement Costs. Subject to the penultimate sentence of this subsection (d), Seller shall pay all such Tenant Inducement Costs and leasing commissions payable under the Lease with respect to all periods prior to the Closing Date. If said amounts have not been paid in full on or before Closing, Purchaser shall receive a credit against the Purchase Price in the aggregate amount of all such Tenant Inducement Costs and leasing commissions remaining unpaid at Closing, and Purchaser shall assume the obligation to pay amounts payable after Closing up to the amount of such credit received at Closing. Except as may be specifically provided to the contrary elsewhere in this Agreement, Purchaser shall be responsible for the payment of all Tenant Inducement Costs and leasing commissions (i) as a result of any renewals or extensions or expansions of the existing Leases entered into after the Effective Date hereof with the approval of Purchaser as set forth in this Agreement, and
(ii) under any new leases approved or deemed approved by Purchaser in accordance with SECTION 4.3(A). The provisions of this SECTION 5.4(D) shall survive the Closing.

            (e) Security Deposits. Purchaser shall receive at Closing a credit for all security deposits transferred and assigned to Purchaser at Closing in connection with the Leases and any new lease approved or deemed approved by Purchaser in accordance with SECTION 4.3(A) hereof, together with an inventory of such security deposits certified by Seller at Closing.

            (f) Operating Expenses; Year End Reconciliation. Personal property taxes, installment payments of special assessment liens, vault charges, sewer charges, utility charges, and normally prorated operating expenses actually paid or payable by Seller as of the Closing Date shall be prorated as of the Closing Date and adjusted against the Purchase Price, provided that within ninety (90) days after the Closing, Purchaser and Seller will make a further adjustment for such expenses which may have accrued or been incurred prior to the Closing Date, but which were not paid as of the Closing Date. In addition, within ninety (90) days after the close of the fiscal year used in calculating pass-throughs to the tenants of operating expenses and/or common area maintenance costs under the Leases (where such fiscal year includes the Closing Date), Seller and Purchaser shall re-prorate on a fair and equitable basis all rents and income prorated pursuant to this SECTION 5.4 as well as all expenses prorated pursuant to this
SECTION 5.4. All prorations of rent and other income shall be made based on the cumulative amounts collected from the tenants under the Leases in such fiscal year and applied first to actual expense amounts paid by Seller prior to the Closing Date and then to Purchaser for actual expense amounts paid by Purchaser from and after the Closing Date. The provisions of this SECTION 5.4(F) shall survive the Closing.

            (g) Other Costs and Expenses; Survival. All other costs and expenses customarily prorated for in similar transactions (including without limitation the cost of oil in the tank(s) on the Property) shall be apportioned in accordance with the Customs in Respect to Title Closings of the Real Estate Board of New York, Inc. The provisions of this Section 5.4 shall survive the Closing for twelve (12) months.

                        ARTICLE 6 CONDITIONS TO CLOSING

         6.1 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. The obligations of Purchaser hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing (or at such earlier time as may be provided below), any of which may be waived by Purchaser in its sole discretion at or prior to the Closing Date:

            (a) Seller shall have performed, in all material respects, all covenants, agreements and undertakings of Seller contained in this Agreement;

            (b) All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of the Closing; and

            (c) In the event any condition in clauses (a) and (b) of this
SECTION 6.1 has not been satisfied (or otherwise waived by Purchaser) prior to or on the Closing Date (as the same may be extended or postponed as provided in this Agreement), Purchaser shall have the right, in its sole discretion, to terminate this Agreement by written notice to Seller given prior to the Closing, whereupon (i) Escrow Agent shall return the Earnest Money to Purchaser; and (ii) except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.

         6.2 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. The obligations of Seller hereunder to consummate the transactions contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing (or at such earlier time as may be provided below), any of which may be waived by Seller in Seller's sole discretion by written notice to Purchaser at or prior to the Closing Date:

            (a) Purchaser shall have paid and Seller shall have received the Purchase Price, as adjusted pursuant to the terms and conditions of this Agreement, which Purchase Price shall be payable in the amount and in the manner provided for in this Agreement;

            (b) Purchaser shall have performed, in all material respects, all covenants, agreements and undertakings of Purchaser contained in this Agreement; and

            (c) All representations and warranties of Purchaser as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement.

                      ARTICLE 7 CASUALTY AND CONDEMNATION

         7.1 CASUALTY. Risk of loss up to and including the Closing Date shall be borne by Seller. In the event of any immaterial damage or destruction to the Property or any portion thereof, Seller and Purchaser shall proceed to close under this Agreement, and Purchaser will receive (and Seller will assign to

Purchaser at the Closing Seller's rights under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction (less any amounts reasonably expended for restoration or collection of proceeds) and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible amount under said insurance policies. For purposes of this Agreement, the term "immaterial damage or destruction" shall mean such instances of damage or destruction of the Property:
(i) which can be repaired or restored at a cost of $500,000.00 or less; and (ii) which can be restored and repaired within one hundred eighty (180) days from the date of such damage or destruction.

                  In the event of any material damage or destruction to the Property or any portion thereof, Purchaser may, at its option, by notice to Seller given within the earlier of twenty (20) days after Purchaser is notified by Seller of such damage or destruction, or the Closing Date, but in no event less than twenty (20) days after Purchaser is notified by Seller of such damage or destruction (and if necessary the Closing Date shall be extended to give Purchaser the full 20-day period to make such election): (i) terminate this Agreement, whereupon Escrow Agent shall immediately return the Earnest Money to Purchaser, or (ii) proceed to close under this Agreement, receive (and Seller will assign to Purchaser at the Closing the rights of Seller under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to the period on or after the Closing Date) due Seller as a result of such damage or destruction (less any amounts reasonably expended for restoration), and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible amount under said insurance policies. If Purchaser fails to deliver to Seller notice of its election within the period set forth above, Purchaser will conclusively be deemed to have elected to proceed with the Closing as provided in clause (ii) of the preceding sentence. If Purchaser elects or is deemed to have elected clause (ii) above, Seller will cooperate with Purchaser after the Closing to assist Purchaser in obtaining the insurance proceeds from the insurers of Seller. For purposes of this Agreement "material damage or destruction" shall mean all instances of damage or destruction that are not immaterial, as defined herein.

         7.2 CONDEMNATION. If, prior to the Closing, all or any part of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received written notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain (collectively, a "Taking"), Seller shall give Purchaser immediate written notice of such Taking. In the event of any immaterial Taking with respect to the Property or any portion thereof, Seller and Purchaser shall proceed to close under this Agreement. For purposes of this Agreement, the term "immaterial Taking" shall mean such instances of Taking of the Property: (i) which do not result in a taking of any portion of the building structure of the building occupied by tenants on the Property; (ii) which do not result in a decrease in the number of parking spaces at the Property (taking into account the number of additional parking spaces that can be provided within 180 days of such Taking); and (iii) which are not so extensive as to allow the tenants under the Leases to terminate the Leases or abate or reduce rent payable thereunder.

                  In the event of any material Taking of the Property or any portion thereof, Purchaser may, at its option, by written notice to Seller given within thirty (30) days after receipt of such notice from Seller, elect to terminate this Agreement, or Purchaser may choose to proceed to close. If Purchaser chooses to terminate this Agreement in accordance with this SECTION 7.2, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement. For purposes of this Agreement "material Taking " shall mean all instances of a Taking that are not immaterial, as defined herein.

                  If Purchaser does not elect to, or has no right to, terminate this Agreement in accordance herewith on account of a Taking, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards applicable to the Property that have been or that may thereafter be made for such taking. At such time as all or a part of the Property is subjected to a bona fide threat of condemnation and Purchaser shall not have elected to terminate this Agreement as provided in this SECTION 7.2,
(i) Purchaser shall thereafter be permitted to participate in the proceedings as if Purchaser were a party to the action, and (ii) Seller shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser's prior written consent thereto in each case.

         7.3 SURVIVAL. The provisions of this Article 7 shall survive Closing.

                         ARTICLE 8 DEFAULT AND REMEDIES

         8.1 PURCHASER'S DEFAULT. If Purchaser fails to consummate this transaction for any reason other than the default of Seller, failure of a condition to Purchaser's obligation to close, or the exercise by Purchaser of an express right of termination granted herein, Seller shall be entitled, as its sole remedy hereunder, to terminate this Agreement and to receive and retain the Earnest Money as full liquidated damages for such default of Purchaser, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser's default, and that said Earnest Money is a reasonable estimate of the probable loss of Seller in the event of default by Purchaser. The retention by Seller of said Earnest Money is intended not as a penalty, but as full liquidated damages. The right to retain the Earnest Money as full liquidated damages is the sole and exclusive remedy of Seller in the event of default hereunder by Purchaser, and Seller hereby waives and releases any right to (and hereby covenant that it shall not) sue the Purchaser: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money. The foregoing liquidated damages provision shall not apply to or limit Purchaser's liability for Purchaser's obligations under SECTIONS 3.1(B), 3.1(C), 3.5 and 10.1 of this Agreement. Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller or seek or claim a refund of said Earnest Money (or any part thereof) on the grounds it is unreasonable in amount and exceeds the actual damages of Seller or that its retention by Seller constitutes a penalty and not agreed upon and reasonable liquidated damages.

         8.2 SELLER'S DEFAULT. If Seller fails to perform any of its material obligations under this Agreement for any reason other than Purchaser's default or the permitted termination of this Agreement by Seller or Purchaser as expressly provided herein Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money from Escrow Agent and payment by Seller of Purchaser's Reimbursable Due Diligence Expenses (as defined below), which return and payment shall operate to terminate this Agreement and release Seller from any and all liability hereunder except provisions that expressly survive a termination of this Agreement, or (b) to enforce specific performance of the obligation of Seller to execute and deliver the documents required to convey the Property to Purchaser in accordance with this Agreement; it being specifically understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder; provided that Purchaser shall not be entitled to such remedies if Purchaser waives any default of Seller and the Closing occurs. Purchaser expressly waives its rights to seek damages in the event of the default of Seller hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and to receive a return of the Earnest Money from Escrow Agent if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction, on or before ninety (90) days following the date upon which the Closing was to have occurred. "Reimbursable Due Diligence Expenses" shall mean all costs and expenses (including reasonable attorneys' fees) in an amount not to exceed TWO HUNDRED THOUSAND DOLLARS ($200,000) incurred by Purchaser in connection with the negotiation and preparation of this Agreement, Purchaser's due diligence investigations of the Property and its operations and the enforcement of this Agreement. If Seller fails to deliver all Tenant Estoppel Certificates (but delivers Seller Estoppel Certificates in lieu thereof), Purchaser shall not be entitled to receive the Reimbursable Due Diligence Expenses in connection with such failure to deliver on the part of the Seller.

         8.3 SURVIVAL. The provisions of this Article 8 shall survive the termination of this Agreement.

                              ARTICLE 9 ASSIGNMENT

         9.1 ASSIGNMENT. Subject to the next following sentence, this Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other. Notwithstanding the foregoing to the contrary, this Agreement and all of Purchaser's rights hereunder may be transferred and assigned to any entity controlled by Purchaser. Any assignee or transferee under any such assignment or transfer by Purchaser as to which the written consent of Seller has been given or as to which the consent of Seller is not required hereunder shall expressly assume all of Purchaser's duties, liabilities and obligations under this Agreement (whether arising or accruing prior to or after the assignment or transfer) by written instrument delivered to Seller as a condition to the effectiveness of such assignment or transfer. No assignment or transfer shall relieve the original Purchaser of any duties or obligations hereunder, and the written assignment and assumption agreement shall expressly so provide. For purposes of this SECTION 9.1, the term "control" shall mean the ownership of at least fifty percent (50%) of the applicable entity. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons.

                        ARTICLE 10 BROKERAGE COMMISSIONS

10.1 BROKER. Upon the Closing, and only in the event the Closing occurs, Seller shall pay a brokerage commission to Greiner-Maltz Company of New York, Inc. ("Broker"), pursuant to a separate agreement between Seller and Broker. Broker is representing Seller in this transaction. Seller shall and does hereby indemnify and hold Purchaser harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys' fees actually incurred and costs of litigation, Purchaser shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property contemplated hereby, and arising out of any acts or agreements of Seller, including any claim asserted by Broker. Likewise, Purchaser shall and does hereby indemnify and hold Seller free and harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys' fees actually incurred and costs of litigation, Seller shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Property contemplated hereby and arising out of the acts or agreements of Purchaser. This Section 10.1 shall survive the Closing until the expiration of any applicable statute of limitations and shall survive any earlier termination of this Agreement.

                            ARTICLE 11 MISCELLANEOUS

         11.1 NOTICES. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand, facsimile, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses or facsimile numbers set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

         PURCHASER:               c/o J.P. Morgan Investment Management Inc.
                                  245 Park Avenue, 26th Floor
                                  New York, New York 10167
                                  Attention:  Michael Duignan
                                  Facsimile: 212-648-2262


         with a copy to:          c/o RD Investments, LLC
                                  55 Fifth Avenue, 15th Floor
                                  New York, NY 10003
                                  Attention:  Jeffrey Rosenblum
                                  Facsimile:  (212) 627-9279


         and                      c/o J.P. Morgan Investment Management Inc.
                                  P.O. Box 5005
                                  New York, New York 10163-5005
         and                      Stroock & Stroock & Lavan LLP
                                  180 Maiden Lane
                                  New York, New York 10038
                                  Attention:  Brian Diamond, Esq.
                                  Facsimile:  (212) 806-6006

         SELLER                   Standard Motor Products, Inc.
                                  37-18 Northern Boulevard
                                  Long Island City, New York 11101
                                  Attention:  Robert H. Martin, Treasurer
                                  Facsimile:  (718) 784-3284


         with a copy to:          Standard Motor Products, Inc.
                                  37-18 Northern Boulevard
                                  Long Island City, New York 11101
                                  Attention: Carmine J. Broccole,
                                  VP General Counsel and Secretary
                                  Facsimile:  (718) 784-3284


         with a copy to:          Kelley Drye & Warren LLP
                                  101 Park Avenue
                                  New York, New York 10178
                                  Attention:  Bud Holman, Esq.
                                  Facsimile:  (212) 808-7897

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) Business Day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile shall be deemed effectively given or received on the day of such electronic transmission of such notice and confirmation of such transmission if transmitted and confirmed prior to 5:00 p.m. local New York, New York time on a Business Day and otherwise shall be deemed effectively given or received on the first Business Day after the day of transmission of such notice and confirmation of such transmission. Refusal to accept delivery shall be deemed delivered.

         11.2 POSSESSION. Full and exclusive possession of the Property, subject to the Permitted Exceptions and the rights of the tenants under the Leases, shall be delivered by Seller to Purchaser on the Closing Date.

         11.3 TIME PERIODS. If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled Business Day.

         11.4 PUBLICITY. The parties agree that, prior to Closing, and except for disclosures required by law or governmental regulations applicable to such party, no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public announcements or issue press releases regarding this Agreement or the transactions contemplated hereby to any third party without the prior written consent of the other party hereto. No party shall record this Agreement or any notice hereof.

         11.5 DISCHARGE OF OBLIGATIONS. The acceptance by Purchaser of the Deed hereunder shall be deemed to constitute the full performance and discharge of each and every warranty and representation made by Seller and Purchaser herein and every agreement and obligation on the part of Seller and Purchaser to be performed pursuant to the terms of this Agreement, except those warranties, representations, covenants and agreements which are specifically provided in this Agreement to survive Closing.

         11.6 SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

         11.7 CONSTRUCTION. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being mutually acknowledged and agreed that Seller and Purchaser and their respective counsel have contributed substantially and materially to the preparation and negotiation of this Agreement. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

         11.8 SALE NOTIFICATION LETTERS. Promptly following the Closing, Purchaser shall deliver the Tenant Notice of Sale to the tenants under the Leases, and the Other Notices of Sale to each service provider, the obligations under whose respective Service Contracts Purchaser has assumed at Closing.

         11.9 GENERAL PROVISIONS. No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon Seller or Purchaser unless such amendment is in writing and executed by Seller and Purchaser. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. On the date of Closing, Seller shall assign its rights and obligations hereunder to its affiliate, Standard Motor Products, Inc., and Standard Motor Products, Inc. hereby agrees to assume all rights, interests and obligations of this Agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This

Agreement shall be construed, interpreted and enforced under the laws of the State of New York. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

         11.10 ATTORNEY'S FEES. If Purchaser or Seller brings an action at law or equity against the other in order to enforce the provisions of this Agreement or as a result of an alleged default under this Agreement, the prevailing party in such action shall be entitled to recover court costs and reasonable attorney's fees actually incurred from the other.

         11.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile, and the signature page of either party to any counterpart may be appended to any other counterpart.

         11.12 EFFECTIVE AGREEMENT. The submission of this Agreement for examination is not intended to nor shall constitute an offer to sell, or a reservation of, or option or proposal of any kind for the purchase of the Property. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart of this Agreement has been executed and delivered by each party hereto.

         11.13 CERTIORARI. Seller shall retain sole and absolute interest in proceedings against The City New York and its agencies, including, but not limited to, the New York City Department of Finance, New York City Tax Commission and New York City Law Department, which relate to the protest or appeal of the assessment of real property for tax years prior to the tax year in which the Closing occurs. As such, seller shall have sole interest in and sole authority to settle, pursue or initiate any proceedings for tax years commencing prior to the sale of the property. Said authority shall survive the sale of the property.

         11.14 DEFEASANCE. Seller and Purchaser acknowledge that the mortgage (the "Mortgage") presently encumbering the Property shall be defeased in connection with the closing of the Sale. Seller and Purchaser agree to cooperate with each other in order to attempt to effect a "New York style" defeasance of the Mortgage and assignment of the Mortgage to Purchaser's lender. Purchaser's obligation to cooperate with Seller's defeasance of the Mortgage shall remain in effect notwithstanding any failure to effect the assignment of the Mortgage to Purchaser's lender. Such cooperation on the part of Purchaser shall include, without limitation, Purchaser's causing its lender to fund Purchaser's loan one
(1) business day prior to the actual closing of the Sale and for Purchaser to deposit the amount Purchase Price with an escrow agent (presumably the Title Company). The escrow agent shall be directed to invest the money in a manner reasonably acceptable to both Seller and Purchaser and Purchaser shall be entitled to the earnings thereon. Purchaser acknowledges that Purchaser shall incur costs due to and in connection with such early funding of Purchaser's loan.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

                                  SELLER:

                                  SMP REAL ESTATE LLC,
                                  a Delaware limited liability company

                                  By: /s/ Robert H. Martin
                                      ---------------------
                                       Name:    Robert H. Martin
                                       Title:   Treasurer


                                  PURCHASER:

                                  EX II NORTHERN BOULEVARD ACQUISITION LLC, a Delaware limited liability company

                                  By: Excelsior, LLC, a Delaware limited
                                      liability company, its sole member

                                  By: J. P. Morgan Investment Management Inc.,
                                      its manager

                                  By: /s/ Michael J. Duignan
                                      ------------------------
                                       Name:    Michael J. Duignan
                                       Title:   Vice President



                                  STANDARD MOTOR PRODUCTS, INC.,
                                  a New York corporation
                                  (with respect to Section 11.9)

                                  By: /s/ Robert H. Martin
                                      ---------------------
                                       Name:    Robert H. Martin
                                       Title:   Treasurer